CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment #3) of our report dated April 16, 2013 with respect to the audited financial statements of Portus Holdings, Inc. for the year ended December 31, 2012, the nine months ended December 31, 2011 and the period from March 31, 2011 (inception) through December 31, 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

November 7, 2013